UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On December 13, 2012 (the “Separation Date”), NII Holdings, Inc. (the “Company”) announced that, effective immediately, Steven P. Dussek resigned as Chief Executive Officer of the Company and as a member of the Company's Board of Directors (the “Board”).

As of the date of this report, no new compensatory or severance arrangements have been entered into with Mr. Dussek.

The full text of the Company's press release announcing the matters described herein is attached hereto as Exhibit 99.1.

(c)    As of December 14, 2012 (the “Start Date”), the Board appointed Steven M. Shindler, who has been a director since 1997 and Chairman of the Board since 2002, as interim Chief Executive Officer of the Company.

Mr. Shindler, 49, previously served as the Company's Chief Executive Officer from 2000 until February 2008 and as the Company's Executive Chairman from February 2008 until July 2012. Mr. Shindler also served as Executive Vice President and Chief Financial Officer of Nextel Communications from 1996 until 2000.
The information in item 5.02(e) below is incorporated by reference in this item 5.02(c).
(e)    In connection with Mr. Shindler's appointment as interim Chief Executive Officer of the Company, the Company has entered into an Offer Letter (the “Offer Letter”) with Mr. Shindler, dated as of December 14, 2012. Mr. Shindler will be employed pursuant to the terms of the Offer Letter from the Start Date until the earliest to occur of: (i) the date on which a permanent chief executive officer commences employment with the Company; (ii) the date that is six months from the Start Date (unless extended for one 90 day period by mutual agreement of Mr. Shindler and the Board); (iii) Mr. Shindler's resignation from the position of interim Chief Executive Officer or (iv) the Board's suspension of his service as interim Chief Executive Officer. For his services, Mr. Shindler will be paid a salary at the monthly rate of $78,833 and, if the Company adopts an annual bonus plan for 2013, will be eligible to earn an annual incentive bonus for 2013 with a target bonus of 130% of his annual base salary, pro-rated based on the number of days he is actually employed by the Company during 2013. As a temporary employee and pursuant to the Offer Letter, Mr. Shindler is ineligible for benefits under the Company's Severance Plan and is not otherwise entitled to severance benefits. Also pursuant to the Offer Letter and under the Company's Change of Control Severance Plan, Mr. Shindler will not receive severance benefits upon a suspension of his service as interim Chief Executive Officer in connection with a change of control. A copy of the Offer Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Pursuant to the Offer Letter, the Compensation Committee of the Board approved a grant to Mr. Shindler of 685,912 nonqualified stock options and 377,937 shares of restricted stock effective December 17, 2012. Under the terms of their governing agreements, the options will become exercisable and the restricted stock will vest over a period of three years with one-third vesting each year, subject to Mr. Shindler's continuing service as principal executive officer of the Company. If Mr. Shindler's service as interim Chief Executive Officer is suspended prior to the first anniversary of the Start Date upon the commencement of a person other than Mr. Shindler joining the Company as the permanent chief executive officer, then the first one-third of the options and restricted stock awarded will vest. Pursuant to the terms of their governing agreements and the Offer Letter, upon suspension of Mr. Shindler's service as interim Chief Executive Officer, including in connection with a change of control, all the options and restricted stock that have not vested or do not then vest upon the commencement of a permanent Chief Executive Officer's employment shall be forfeited. The Form of Nonqualified Stock Option Agreement and Form of Restricted Stock Agreement governing Mr. Shindler's stock options and restricted stock, respectively, are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated December 14, 2012, from NII Holdings Inc. to Steven M. Shindler
10.2	Form of Nonqualified Stock Option Agreement by and among NII Holdings Inc. and Steven M. Shindler
10.3	Form of Restricted Stock Agreement by and among NII Holdings Inc. and Steven M. Shindler
99.1	Press release of NII Holdings Inc. dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: December 18, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated December 14, 2012, from NII Holdings Inc. to Steven M. Shindler
10.2	Form of Nonqualified Stock Option Agreement by and among NII Holdings Inc. and Steven M. Shindler
10.3	Form of Restricted Stock Agreement by and among NII Holdings Inc. and Steven M. Shindler
99.1	Press release of NII Holdings Inc. dated December 13, 2012